SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  May 23, 1995




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O.Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000
Item 5.  Other Events

A.   Potential Acquisition of United Energy Limited

On May 19, 1995, the Government of the State of Victoria, Australia, announced that PG&E Enterprises, a wholly-owned subsidiary of the Company (Enterprises), is one of four entities which are eligible to submit final bids to purchase United Energy Limited (UEL), a state-owned electric distribution utility company. The selection of these bidders was based on non-binding indicative bids previously submitted by Enterprises and others. The four bidders are expected to submit their final bids in July 1995, after completion of due diligence and negotiation of a purchase agreement, at which time a buyer will be selected.

UEL is one of seven companies formed by the State of Victoria in 1994 for purposes of effecting the privatization of the state-owned electric utility system. The first of these companies to be offered for sale, it serves approximately 515,000 customers in the eastern portion of metropolitan Melbourne and nearby rural areas. With assets of approximately US$800 million, UEL had pro forma revenues for the year ended June 30, 1994, of approximately US$506 million.



                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY



                                  GORDON R. SMITH
                              By ________________________________
                                 GORDON R. SMITH
                                 Vice President and
                                 Chief Financial Officer

Dated:  May 23, 1995